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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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        Date of report (Date of earliest event reported) August 13, 2002

                          INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)

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       Delaware                     000-31135                     04-3209022
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(State or Other Jurisdiction       (Commission                 (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)
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4222 Emperor Boulevard, Suite 470, Durham, North Carolina           27703-8466
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(Address of Principal Executive Offices)                             (Zip Code)

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Registrant's telephone number, including area code      (919) 941-9777
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          (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

     On August 13, 2002, Inspire Pharmaceuticals, Inc. issued the following press release:

 "INSPIRE PHARMACEUTICALS ANNOUNCES POSITIVE RESULTS IN PHASE II CLINICAL TRIAL
                              IN ALLERGIC RHINITIS
       Phase II results confirm Phase I findings and support initiation of
                  Phase II/III program for INS37217 Intranasal

"DURHAM, NC - August 13, 2002 - Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) announced today that results of a Phase II clinical trial for INS37217 Intranasal in patients with perennial allergic rhinitis (PAR) demonstrated statistically significant improvement (p-value<0.05) in treatment groups as compared to placebo for multiple PAR symptoms, including nasal blockage and stuffiness, facial pain and pressure, post nasal drip and rhinorrhea (runny nose). These positive results were observed across multiple days and at multiple doses in the six-day study. In addition, a statistically significant improvement compared to placebo (p-value = 0.012) was demonstrated for the mean total nasal symptom score (a composite of five nasal PAR symptoms) at the end of the study in the mid-dose group, the dose group that demonstrated the most robust effect in the Phase I trial. The safety data from the study indicate that INS37217 Intranasal is well tolerated by patients. No serious, drug-related adverse events were reported, and no patients withdrew from the trial.

"The Phase II study was a multi-center, randomized, parallel-group, double-blind, safety and efficacy study comparing three doses of INS37217 Intranasal to placebo. INS37217 Intranasal was delivered as a non-preserved nasal spray administered twice daily. The trial was conducted in 59 subjects with symptomatic PAR, also referred to as chronic rhinitis.

" `The results of this Phase II study confirm the findings from our Phase I study, in which we demonstrated clear pharmacological activity in study subjects with a history of PAR,' stated Christy L. Shaffer, Ph.D., CEO of Inspire. `The safety profile we have seen thus far, along with these strong efficacy results in highly symptomatic patients, support moving quickly into a Phase II/III program. Among our five active development programs, the intranasal and dry eye programs remain our highest priorities, and we will continue to advance these most aggressively.'

"David S. Pearlman, Director of Clinical Research at Colorado Allergy and Asthma Center, P.C., and an investigator in the study, stated, `Inspire's potential product is particularly interesting because it represents a new approach for treatment of allergic rhinitis. Physicians and patients would welcome a topically-active, non-sedating, non-steroidal treatment for this very prevalent disease.'

"Allergic rhinitis (AR) is a condition that results from exposure to allergens, either at specific times of the year (seasonal allergic rhinitis) or year-round (perennial allergic rhinitis). Up to one-half of AR patients suffer from both seasonal as well as perennial AR, approximately one-third

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suffer from seasonal AR alone and another one-third from perennial AR alone. In either seasonal or perennial AR, the symptoms and treatment approaches are similar. Symptoms most often include nasal congestion or stuffiness, rhinorrhea and nasal itching. Allergic rhinitis affects nearly 150 million people in the world's seven major pharmaceutical markets, and annual sales of prescription products to treat allergic rhinitis are estimated to total more than $4.5 billion worldwide. The treatments currently available include primarily prescription and over-the-counter antihistamines, decongestants and nasal corticosteroids. Many of these products can be associated with unwanted side effects, including sedation, rebound congestion, nervousness and insomnia.

"INS37217 Intranasal is a P2Y/2/ agonist designed to enhance mucosal hydration and mucociliary clearance in airway tissues by activating receptors on the mucosal surface. This novel approach could provide significant benefit to patients without the disadvantages associated with antihistamines and corticosteroids. INS37217 Intranasal is believed to be potentially useful across a wide variety of upper respiratory disorders involving impaired clearance including rhinosinusitis, allergic rhinitis (both seasonal and perennial) and upper respiratory viral infections. In addition to the Phase II study in patients with PAR, Inspire has an ongoing Phase II study of INS37217 Intranasal in patients with upper respiratory infection (URI). Results of the URI study are expected within one to two months.

"Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body's innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire's lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Kissei Pharmaceutical Co., Ltd., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd. Inspire's products are based on proprietary technology relating to P2Y/2/ receptors and to non-P2Y/2/ receptors that show therapeutic promise, including P2Y/12/.

"The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Inspire Pharmaceuticals, Inc.

                                              By: /s/ Gregory J. Mossinghoff
                                                 ---------------------------
                                                     Gregory J. Mossinghoff,
                                                     President, Secretary and
                                                     Treasurer



Dated:  August 13, 2002